EXHIBIT 10.9.7
AMENDMENT NO. 1 TO RESTRICTED STOCK AWARD GRANT NOTICE
AND RESTRICTED STOCK AWARD AGREEMENT
     This Amendment Number 1 to Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (this “Amendment”) is entered into, effective as of January 1, 2006, by and between Leap Wireless International, Inc. (the “Company”) and the restricted stock award holder (“Holder”) that is a signatory to this Amendment.
     Company and Holder agree that, effective as of January 1, 2006, Section 3(d) of Exhibit B to the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement executed by the Company and Holder with respect to an award of                     shares of restricted Company Common Stock, which currently reads:
     (d) Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if Holder has a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control, then (i) if the Change in Control occurs prior to January 1, 2007, one-third of the Unreleased Shares shall be released form the Company’s Repurchase Option and (ii) if the Change in Control occurs on or after January 1, 2007, the remaining Unreleased Shares shall be released from the Company’s Repurchase Option, in each case, on the date of Holder’s Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control).
shall be amended to read as follows:
     (d) Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if Holder has a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control, then (i) if the Change in Control occurs prior to January 1, 2006, twenty-five percent (25%) of the Unreleased Shares shall be released from the Company’s Repurchase Option and (ii) if the Change in Control occurs on or after January 1, 2006, the remaining Unreleased Shares shall be released from the Company’s Repurchase Option, in each case, on the date of Holder’s Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control).
     IN WITNESS WHEREOF, Company and Holder have executed this Amendment effective as of January 1, 2006.

LEAP WIRELESS INTERNATIONAL, INC.	HOLDER

By:
S. Douglas Hutcheson
	President and CEO	Name: